UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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THE JOINT CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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16767 N. Perimeter Drive, Suite 240
Scottsdale, AZ 85260

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2016

Dear Stockholder:

You are cordially invited to attend our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 4, 2016 at 10:00 a.m. Mountain Standard Time at 16767 N. Perimeter Drive, Suite 240, Scottsdale, Arizona 85260.

At the Annual Meeting, you will be asked to consider and vote on the following matters:

•	the election to the Board of the 8 nominees for director named in this proxy statement,
•	ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm for 2016, and
•	any other matter that properly comes before the meeting.

Only stockholders of record at the close of business on the record date of April 1, 2016 are entitled to vote at the Annual Meeting.

If you need directions to the meeting, please call Investor Relations at (480) 245-5960 (Select Option 7).

For the convenience of our stockholders of record who do not plan to attend the Annual Meeting in person but who want their shares voted, we have enclosed a proxy card. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided or go to www.cstproxy.com/thejoint/2016 and follow the instructions. If you return your proxy card and later decide to attend the Annual Meeting in person, or if for any other reason you want to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Directors

Craig Colmar
Secretary
Scottsdale, Arizona
April 14, 2016

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this proxy statement. It does not contain all information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date:	Wednesday, May 4, 2016 at 10:00 a.m. Mountain Standard Time
• Place:	16767 N. Perimeter Drive, Suite 240, Scottsdale, Arizona 85260
• Record Date:	April 1, 2016
• Voting:	Stockholders as of the record date are entitled to vote.

Meeting Agenda and Voting Recommendations

Agenda Item	Board Recommendation	Page
Election of 8 directors	FOR EACH NOMINEE	7
Ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm for 2016	FOR	20

Board Nominees

The following table provides summary information about the nominees for director. Each director is elected by a majority of votes cast.

Nominee	Age	Director Since	Principal Occupation	Committees
John B. Richards	67	2014	Chief Executive Officer, The Joint Corp.
Richard A. Kerley	65	2016	Lead Director, former chief financial officer of Peter Piper, Inc. and of Fender Musical Instruments Corporation	• Audit
				• Compensation
James Amos	69	2015	Former chairman and chief executive officer of Mail Boxes, Etc.; former chairman of the International Franchise Association; currently chairman of the board of APFI, Procter and Gamble’s franchising initiatives	• Compensation
				• Nominating and Governance (Chair)
Craig P. Colmar	63	2010	Partner with Johnson and Colmar
Steven P. Colmar	60	2010	President of Business Ventures Corp.
Ronald V. DaVella	58	2015	Former audit partner with Deloitte & Touche LLP	• Audit (Chair)
				• Compensation
				• Nominating and Governance
William R. Fields	66	2015	Chairman of Fields Texas Limited LLC and Four Corners Sourcing International; managing partner of Strategic Brands LLC.; former president of Wal-Mart Stores Division and executive vice president of Wal-Mart Stores, Inc.	• Audit
				• Compensation (Chair)
Bret Sanders	49	2015	Director of Equity Trading, Sanders Morris Harris Inc.	• Audit
				• Nominating and Governance

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16767 N. Perimeter Drive, Suite 240
Scottsdale, AZ 85260

PROXY STATEMENT

2016 Annual Meeting of Stockholders
To Be Held on May 4, 2016

EXPLANATORY NOTE

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 and have elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this proxy statement.

We are also an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, or (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these reduced disclosure requirements.

In this proxy statement, “we,” “us,” “our” and the “Company” all refer to The Joint Corp.

GENERAL INFORMATION

Why did I receive this proxy statement and other materials?

The Board of Directors of The Joint Corp. is soliciting proxies to vote shares of our stock at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 4, 2016 at 10:00 a.m. Mountain Standard Time at our executive offices located at 16767 N. Perimeter Drive, Suite 240, Scottsdale, Arizona 85260.

This proxy statement and our annual report to stockholders (which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2015), were first made available to stockholders on April 14, 2016. Although both are made available together, our annual report to stockholders is not part of this proxy statement.

What will stockholders vote on at the Annual Meeting?

Stockholders will vote on the following matters at the Annual Meeting:

•	the election to the Board of the 8 nominees for director named in this proxy statement (Item 1),

•	ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm for 2016 (Item 2), and
•	any other matter that properly comes before the meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of the 8 nominees for election to the Board (Item 1), and
•	FOR ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm for 2016 (Item 2).

Who may vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 1, 2016 are entitled to vote at the Annual Meeting. Each outstanding share of common stock as of the record date is entitled to one vote on all matters that come before the meeting. There is no cumulative voting.

As of the record date of April 1, 2016, there were 12,599,943 shares of our common stock issued and outstanding.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

If your shares are registered directly in your name with our stock registrar and transfer agent, Continental Stock Transfer and Trust Company, you are considered the stockholder of record for those shares and have the right to vote those shares directly. You may vote in person at the Annual Meeting or by proxy.

If your shares are held in an account at a brokerage firm, bank or other nominee (for convenient reference, a “broker”), you are considered the beneficial owner of those shares, which are said to be held in “street name,” and the broker is considered the stockholder of record for voting purposes. As the beneficial owner, you cannot vote the shares in your account directly, but you have the right to instruct the broker how to vote them.

As a beneficial owner, you are invited to attend the Annual Meeting, but because you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a valid proxy from your broker.

If I am a stockholder of record, how do I vote?

You may vote by proxy by completing and signing the proxy card included in the materials and returning it in the postage-paid envelope provided (which must be received before those voting facilities are closed at 7:00 p.m. Eastern Daylight Time on May 3, 2016) or you may vote in person at the Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I instruct my broker how to vote?

If you are a beneficial owner of our stock, you may instruct your broker how to vote by following the instructions in the notice provided to you by your broker.

What happens if I am a stockholder of record and sign and return the proxy card but do not make any voting choices?

The proxy holders (the persons named as proxies) will vote your shares in accordance with the Board’s voting recommendations for Items 1 and 2. See “What are the Board’s voting recommendations?” above.

We do not expect that any other matters will properly come before the Annual Meeting. If, however, any other matters do come before the meeting, the proxy holders will vote your shares in accordance with their judgment.

What happens if I am a beneficial owner of shares held in street name and do not give voting instructions to my broker?

Under the stock exchange and other rules governing brokers who are voting shares held in street name, brokers have authority to vote those shares at their discretion on routine matters but may not vote those shares on non-routine matters.

A “broker non-vote” occurs when your broker returns a proxy card for your shares held in street name but does not vote on a particular matter because (i) the broker has not received voting instructions from you and (ii) the broker does not have authority to vote on the matter without instructions because the matter is of a non-routine nature.

Which items to be voted on at the Annual Meeting are “routine” and which are “non-routine”?

The ratification of the appointment of our independent registered public accounting firm (Item 2) is considered a routine matter under the relevant rules. The election to the Board of the 7 nominees for director (Item 1) is considered a non-routine matter.

What is the quorum required for the Annual Meeting?

Holders of a majority of our outstanding shares entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the meeting.

If you are a stockholder of record and vote your shares by proxy, your shares will be counted for purposes of determining whether a quorum is present even if your voting choice is to abstain. Similarly, if you are a beneficial owner of shares held in street name and do not give voting instructions to your broker, your shares will be counted for purposes of determining whether a quorum is present if your broker votes your shares on any routine matter.

What are my choices in voting on the matters to be voted on at the Annual Meeting?

On Item 1 (the election of directors), you may vote “For” or “Against” each individual nominee or “Abstain” from voting on the nominee’s election.

On Item 2 (ratification of the appointment of our independent registered public accounting firm) you may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

What are the voting requirements to approve the matters to be voted on at the Annual Meeting?

•	Item 1 (election of directors): Each nominee for election as a director must receive more “For” votes than “Against” votes in order to be elected as a director. Abstentions and broker non-votes will not have any effect on the voting.
•	Item 2 (ratification of the appointment of our independent registered public accounting firm): This proposal requires for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “Against.”

Can I change my vote after I have voted?

If you are a stockholder of record, you may change your vote by returning a new, properly completed proxy card bearing a later date than the date of your original proxy card (before those voting facilities are closed at 7:00 p.m. Eastern Daylight Time on May 3, 2016).

In addition, you may revoke your proxy by attending the Annual Meeting in person and requesting to vote. Attendance at the meeting in person will not, by itself, revoke your proxy. You may also revoke your proxy any time before the final vote at the Annual Meeting by filing a signed notice of revocation with the Secretary of the Company at 16767 N. Perimeter Drive, Suite 240, Scottsdale, AZ 85260.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions to your broker as indicated in the notice provided to you by your broker.

How can I find out the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and reported in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation. Some of our officers and employees may solicit proxies by personal conversations, telephone, regular mail or email, but they will not receive any additional compensation for doing so. We will reimburse brokers and others for their reasonable charges and expenses in forwarding our proxy materials to stockholders who are beneficial owners of shares of our stock.

How can I attend the Annual Meeting?

We encourage our stockholders to attend the Annual Meeting. The Annual Meeting will be held on Wednesday, May 4, 2016 at 10:00 a.m. Mountain Standard Time, at 16767 N. Perimeter Drive, Suite 240, Scottsdale, Arizona 85260. If you need directions to the meeting, please call Investor Relations at (480) 245-5960 (Select Option 7).

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock outstanding as of April 1, 2016 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table is based upon 12,599,943 shares of common stock outstanding as of April 1, 2016.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o The Joint Corp., 16767 N. Perimeter Drive, Suite 240, Scottsdale, AZ, 85260.

	Number of Shares Beneficially Owned	Percentage of Shares
Named Executive Officers. Other Executive Officers, Directors and Director Nomineess
John B. Richards(1)	304,076	2.4%
David Orwasher(2)	224,570	1.8%
Francis T. Joyce(3)	39,609	*
Richard A. Kerley	900	*
Craig P. Colmar(4)	529,101	4.3%
Steven P. Colmar(5)	594,274	4.9%
Ronald V. DaVella(6)	38,000	*
William R. Fields(7)	35,000	*
James Amos	5,000	*
Bret Sanders(8)	23,000	*
Named executive officers and directors as a group (10 persons)	1,793,530	14.6%
5% Stockholders
Glenn J. Krevlin(9)	1,926,565	15.7%
Pinnacle Summer Investments, Inc.(10)	1,853,228	15.1%
Dr. Fred Gerretzen(11)	941,556	7.4%
John Leonesio(12)	753,630	6.2%

(1)	The shares shown as beneficially owned by Mr. Richards include shares of restricted stock that have vested or will vest within 60 days after April 1, 2016.
(2)	The shares shown as beneficially owned by Mr. Orwasher include shares of restricted stock that have vested or will vest within 60 days after April 1, 2016 and shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days after April 1, 2016.
(3)	The shares shown as beneficially owned by Mr. Joyce include shares of restricted stock that have vested or will vest within 60 days after April 1, 2016.
(4)	The shares shown as beneficially owned by Mr. Craig Colmar include shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days after April 1, 2016.

(5)	The shares shown as beneficially owned by Mr. Steven Colmar are held by The Austin Trust dated January 1, 2006, of which Mr. Colmar is the Trustee, and include shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days after April 1, 2016.
(6)	The shares shown as beneficially owned by Mr. DaVella include shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days after April 1, 2016.
(7)	The shares shown as beneficially owned by Mr. Fields include shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days after April 1, 2016.
(8)	The shares shown as beneficially owned by Mr. Sanders include shares of stock issuable under stock options that are exercisable or will become exercisable within 60 days after April 1, 2016.
(9)	The shares shown as beneficially owned by Mr. Krevlin include: (i) 1,387,283 shares owned by Glenhill Capital Overseas Master Fund, LP, (ii) 200,000 shares owned by Glenhill Concentrated Long Master Fund, LLC, (iii) 339,282 shares owned by Glenhill Long Fund, LP. Mr. Krevlin is managing member and control person of Glenhill Advisors, LLC, and is sole shareholder of Krevlin Management, Inc., which is managing member of Glenhill Capital Advisors, LLC, which is the investment manager of Glenhill Capital Overseas Master Fund, LP, Glenhill Concentrated Long Master Fund, LLC, and Glenhill Long Fund, LP, which collectively own the reported securities. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC, which is the managing member of Glenhill Concentrated Long Master Fund, LLC and Glenhill Long GP, LLC, and is sole shareholder of Glenhill Capital Overseas GP, Ltd., which is the general partner of Glenhill Capital Overseas Master Fund, LP. Glenhill Long GP, LLC is the general partner of Glenhill Long Fund LP. Mr. Krevlin’s address is 600 Fifth Avenue, 11th Floor, New York, NY 10020.
(10)	The shares shown as beneficially owned by Pinnacle Summer Investments, Inc. include shares formerly reported under The Edelman Financial Group, which formerly reported as Sanders Morris Harris Group, Inc.
(11)	The shares shown as beneficially owned by Dr. Gerretzen include 534,000 treasury shares subject to a purchase option that is immediately exercisable. Dr. Gerretzen’s address is 3173 Laramie Drive, Atlanta, Georgia 30339.
(12)	The shares shown as beneficially owned by Mr. Leonesio are held by LTLx2, LLC, a limited liability company of which Mr. Leonesio is the sole member.

Item 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 8 directors. With the exception of John B. Richards, our Chief Executive Officer, all of our directors are outside directors (i.e., directors who are neither officers nor employees of ours).

Our common stock is listed on The NASDAQ Capital Market, and accordingly, we have used the definition of “independence” of the NASDAQ Stock Market to determine whether our directors are deemed to be independent. Based on that definition, we have determined that, with the exception of John B. Richards, our Chief Executive Officer, Craig P. Colmar and Steven P. Colmar, all of our directors are independent.

Each director elected at the Annual Meeting will hold office until our annual meeting of stockholders in 2017 or until his successor is elected and qualified.

All nominees for election as directors are incumbent directors. The election of directors is uncontested.

Voting in Uncontested Director Election

Under our bylaws, each director shall be elected by the vote of a majority of the votes cast in an uncontested election (an election in which the number of nominees for election is the same as the number of directors to be elected). In other words, the nominee must receive more “for” votes than “against” votes, with abstentions and broker non-votes not having any effect on the voting.

If a nominee for election as a director is an incumbent director and the nominee is not re-elected, Delaware law provides that the director continues to serve as a “holdover” director until his successor is elected and qualified or until he resigns. Under our bylaws, if an incumbent director is not re-elected, the director shall tender his resignation to the board of directors. The Nominating and Governance Committee shall make a recommendation to the Board whether to accept or reject the director’s resignation or whether other action should be taken. The Board shall act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results. The director who tendered his resignation shall not participate in Committee’s deliberations (if he is a member of the Committee) or in the Board’s decision.

Nominees for Director

The following table provides information about the nominees for election as directors.

Nominee	Position with the Company	Age
John B. Richards	Chief Executive Officer and Director	67
Richard A. Kerley	Lead Director	65
James Amos	Director	69
Craig P. Colmar	Director	63
Steven P. Colmar	Director	60
Ronald V. DaVella	Director	58
William R. Fields	Director	66
Bret Sanders	Director	49

John B. Richards has served as a director since January 2014 and became our Chief Executive Officer in July 2014. From September 2012 to January 2014, Mr. Richards was a consultant to the Joint. Mr. Richards has held a variety of leadership positions in the multi-unit retail industry. From 1987 to 1997, Mr. Richards served in a variety of capacities at Four Seasons Hotels, including executive vice president responsible for North American and European operations. From 1997 to 2001, he served as president of North American operations for Starbucks Coffee Company, during which time it expanded from 500 to 3,000 units. Mr. Richards was also Chief Executive Officer of Elizabeth Arden Red Door Salons from 2001 to 2006 and served as principal and managing director of the New England Consulting Group from 2007 to 2014. Mr. Richards serves as a member of the Board of Directors of Lifetime Fitness, Inc. (NYSE: LTM). He received a B.A. degree from Bucknell University and an M.B.A. degree from the Wharton School at the University of Pennsylvania.

Richard A. Kerley was elected as a director in September 2015 and was elected as Lead Director in March 2016. Mr. Kerley served as chief financial officer and member of the board of directors of Peter Piper, Inc., a privately-held pizza and entertainment restaurant chain. He joined Peter Piper in 2008 after serving as chief financial officer of Fender Musical Instruments Corporation, a privately-held manufacturer and wholesaler of musical instruments and equipment. Prior to that, Mr. Kerley spent over 30 years at Deloitte & Touche, most recently as audit partner on both public and private companies. He is currently a member of the board of directors of The Providence Service Corporation (NASDAQ: PRSC), an Arizona based company that provides and manages multiple healthcare and social services, comprised of non-emergency transportation services, human services, workforce development services and health assessment services in the United States and abroad.

James Amos was elected as a director in September 2015. Mr. Amos is former chief executive officer and chairman of the board of Mail Boxes Etc. (MBE), now The UPS Store. He is past chairman of the International Franchise Association, an association representing franchising in the United States. He is currently chairman of the board of APFI, Procter and Gamble’s franchising initiatives. Mr. Amos received his AB in political science and history in 1968 from the University of Missouri-Columbia.

Craig P. Colmar is one of our founders and has served as a director and as our Secretary since March 2010. Mr. Colmar has been a partner at Johnson and Colmar, a law firm focusing on business, corporate finance and mergers and acquisitions for over 30 years. At Johnson and Colmar, he has represented clients in mergers and acquisitions and private and public debt and equity financings. In 1998, Mr. Colmar served as a member of the group responsible for the creation and public financing of Quanta Services, Inc., which is listed on the New York Stock Exchange; in 2006 Mr. Colmar was a co-founder and member of the group responsible for the creation and public offering of Digital Music Group, Inc., which, before its merger with Orchard Enterprises, was listed on NASDAQ; in 2007, Mr. Colmar was a co-founder and member of the group responsible for the creation and public offering of Trans-India Acquisition Corporation, a special purpose acquisition company which was listed on the American Stock Exchange and of which he served as an officer and director. Mr. Colmar is a director of Electronic Cigarettes International Group, Ltd. Mr. Colmar received a B.A. degree in economics from Northwestern University and a J.D. degree from Northwestern University School of Law.

Steven P. Colmar is one of our founders and has served as a director since March 2010. Since 1999, Mr. Colmar has served as president of Business Ventures Corp., a research and private equity firm. In 1998, Mr. Colmar served as a co-founder and member of the group responsible for the creation and public financing of Quanta Services, Inc., which is listed on the New York Stock Exchange; in 2006, Mr. Colmar was a co-founder and member of the group responsible for the creation and public offering of Digital Music Group, Inc., which, before its merger with Orchard Enterprises, was listed on NASDAQ; in 2007, Mr. Colmar was a co-founder and member of the group responsible for the creation and public offering of Trans-India Acquisition Corporation, a special purpose acquisition company which was listed on the American Stock Exchange. Mr. Colmar received a B.A. degree in marketing, management and communications from the University of Tulsa.

Ronald V. DaVella has served as a director since our initial public offering in 2014. Mr. DaVella currently serves as the Chief Financial Officer for Amazing Group, Inc, a holding company for Express Rolls, a quick serve organic sushi business, and other potential franchise concepts. Since August 2015 Mr. DaVella is a franchise owner with Amazing Lash Studio LLC. He is currently serving as the interim Chief Operating Officer for Amazing Lash Studio LLC which is controlled by Amazing Group Inc. Mr. DaVella was an audit partner with Deloitte & Touche LLP from June 1989 to July 2014. Prior to becoming a partner at Deloitte & Touche, Mr. DaVella served as an audit manager and staff accountant from August 1980 to June 1989. He received a bachelor of science degree in accounting from Queens College in 1979 and a master’s in business administration degree in finance from Pace University in 1985. Mr. DaVella is a certified public accountant in the State of Arizona. He has assisted his clients with mergers and acquisitions, operational and financial controls, internal and external reporting, financings and public offerings and filings with the SEC.

William R. Fields has served as a director since our initial public offering in 2014. He is currently Chairman of Fields Texas Limited LLC and Four Corners Sourcing International and is a managing partner of

Strategic Brands LLC. Mr. Fields has held a variety of leadership positions in the retail industry, including serving as Chairman and Chief Executive Officer of Factory 2-U Stores, Inc. from 2002 to 2003, President and Chief Executive Officer of Hudson’s Bay Company from 1997 to 1999, and Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc., from 1996 to 1997. Mr. Fields has also held numerous positions with Wal-Mart Stores, Inc., which he joined in 1971. He left Wal-Mart in March 1996 as President and Chief Executive Officer of Wal-Mart Stores Division and executive vice president of Wal-Mart Stores, Inc. During the past five years, Mr. Fields has served as a director of Lexmark International, Graphic Packaging Corporation (from 2005 to 2008), Sharper Image Corporation (from 2006 to 2008) and Electronic Cigarettes International Group, Ltd. (from 2012 to 2015).

Bret Sanders was elected to fill a vacancy on our board in April of 2015. Mr. Sanders has served since 1992 as Director of Equity Trading at Sanders Morris Harris Inc., member FINRA/SIPC, a Houston-based registered broker-dealer and investment advisor. He is also an owner and has served for 15 years as a member of the Board of Directors of Ryan-Sanders Baseball, Inc., Triple A affiliate of the Texas Rangers. In addition, he is a founder and has served for 6 years as a member of the Board of Directors of R Bank Texas. He received a B.A. in Political Science from the University of Houston in 1989.

With the exception of Craig P. Colmar and Steven P. Colmar, who are brothers, there are no family relationships among any of our directors or executive officers.

Director Qualifications

We believe that our 8 director nominees possess the experience, qualifications and skills that warrant their election as directors. Our directors have in common, among other qualities, a breadth of business experience, seasoned judgment and an insistence on looking beyond the next quarter or the next year in directing and supporting our management. From their service in management, on the boards of other public and private companies, and in counseling other companies and their directors, our directors also bring to us the insights that they gain from the operating policies, governance structures and growth dynamics of these other companies.

Our directors individually bring to the Board a wide range of experience, backgrounds and knowledge. Among other things that each of our directors brings: Mr. Richards brings a wealth of knowledge of multi-unit retailing, including his experience with Starbucks Coffee Company; Mr. Kerley brings experience in a wide range of businesses including multi-unit retail and franchising and financial expertise as a former CFO; Mr. Amos brings his significant experience in franchising and business development, including his experience with Mail Boxes, Etc. (now The UPS Store); Craig Colmar brings his education and business experience including his experience in corporate governance and mergers and acquisitions; Steve Colmar brings his business experience in corporate finance; Mr. DaVella brings financial expertise, including an understanding of financial statements, finance, capital investing strategies and accounting; Mr. Fields brings his significant experience with retail businesses including Wal-Mart Stores; and Mr. Sanders brings his business experience including his experience in corporate finance.

Committees of the Board

Our Board of Directors has standing Compensation, Audit, and Nominating and Governance Committees. All of the members of each committee are outside directors who are independent under the applicable listing standards of the NASDAQ Capital Market.

Compensation Committee

The Compensation Committee is responsible for determining the cash compensation and equity compensation of our executive officers. The Compensation Committee is responsible for, among other things: reviewing the respective salaries of our executive officers in light of our goals and objectives relevant to each officer; determining appropriate cash bonuses, if any, for our executive officers; and granting stock options and other awards under our stock option plan to our executive officers and determining the terms, conditions, restrictions and limitations of the options and awards granted.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the integrity of our financial statements. The Audit Committee’s responsibilities also include oversight of our internal accounting and financial controls, the qualifications and independence of our independent accountants, and our compliance with legal and regulatory requirements. In addition, the Audit Committee is responsible for reviewing, setting policy and evaluating the effectiveness of our processes for assessing significant risk exposures and the measures that management has taken to minimize such risks. In carrying out these responsibilities, the Audit Committee is charged with, among other things: appointing, replacing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; discussing with our independent registered public accounting firm their independence from management; reviewing with our independent registered public accounting firm the scope and results of their audit; approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; reviewing periodically with our counsel and/or principal regulatory compliance officer any legal and regulatory matters that may have a material adverse effect on our financial statements, operations, compliance policies and programs; reviewing and approving procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; reviewing and approving related person transactions; annually reviewing the Audit Committee charter and the Audit Committee’s performance; and handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for developing and recommending to the Board of Directors criteria for identifying and evaluating candidates for directorships and making recommendations to the full Board regarding candidates for election or reelection to the Board of Directors at each annual stockholders’ meeting. In addition, the Nominating and Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Nominating and Governance Committee is also responsible for making recommendations to the full Board concerning the structure, composition and function of the Board of Directors and its committees.

Committee Charters

The charters of the Audit, Compensation, and Nominating and Governance Committees are available on our website www.thejoint.com.

Committee Members and Meetings

The following table provides information about the membership of the committees of the Board of Directors during 2015:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
James Amos		x	x*
Ronald V. DaVella(1)	x*	x	x
William R. Fields(1)	x	x*
Richard Kerley	x	x
Bret Sanders	x		x

*	Chairman of committee
(1)	The Board of Directors has determined that both Mr. DaVella, the Chairman of the Audit Committee, and Mr. Kerley, a member of the Audit Committee, are audit committee financial experts as described in the applicable rules of the U.S. Securities and Exchange Commission.

Our Board of Directors held five meetings in person or by teleconference during 2015 and acted without a formal meeting on a number of occasions by the unanimous written consent of the directors. The Audit Committee held six meetings during the year, and the Compensation Committee and the Nominating and Governance Committee each held four meetings during the year.

All of our directors attended in person or participated by teleconference in all of the meetings of the Board of Directors during 2015. All of the members of the Audit, Compensation and Nominating and Governance Committees attended in person or participated by teleconference in all of the meetings of those committees during the year.

We encourage our directors to attend the annual meeting of stockholders. We anticipate that all of our directors will attend this year’s Annual Meeting.

Director Compensation

The following table sets forth compensation paid to our non-employee directors for the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Richard A Kerley	17,000	—	29,914	—	—	—	46,914
William R. Fields	51,800	—	38,675	—	—	—	90,475
Ronald V. DaVella	59,800	—	38,675	—	—	—	98,475
Craig P. Colmar	51,800	—	36,960	—	—	—	88,760
Steven P. Colmar	47,800	—	36,998	—	—	—	84,798
Bret Sanders	38,000	—	38,675	—	—	—	76,675
James Amos	14,000	—	29,914	—	—	—	43,914

Each director who is not also one of our employees, upon election or re-election to the Board of Directors, will receive (i) a fee of $36,000 per year, payable quarterly, plus (ii) $1,000 per committee meeting attended up to a maximum of six meetings for the Audit Committee, four meetings for the Compensation Committee, three meetings for the Nomination and Governance Committee, and three meetings for the Finance Committee (a special committee of the Board that reviews proposed acquisitions of franchisees and other matters as time to time referred to it by management or the Board). Each non-employee director, upon his or her election or re-election as a director, will also receive that number of shares equal to $40,000, divided by the closing price of our stock on his or her election or re-election date. This restricted stock will be granted under The Joint Corp. 2014 Stock Plan and will vest on the first anniversary of the grant.

In addition to the compensation described above, our lead director receives an annual stipend of $10,000, and each committee chair receives an annual committee chair stipend in the amount $7,500 for the Audit Committee chair, and $5,000 for the chairs of the Compensation Committee and the Nomination and Governance Committee.

All of our non-employee directors will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the committees thereof, and for other expenses reasonably incurred in their capacity as directors.

CORPORATE GOVERNANCE

Executive Sessions of the Board

Our Board of Directors excuses Mr. Richards, our Chief Executive Officer, as well as any of our other executive officers who may be present by invitation, from a portion of each meeting of the Board in order to allow the Board to review Mr. Richard’s performance as Chief Executive Officer and to enable each director to raise any matter of interest or concern without the presence of management.

Board Evaluation

Our directors reviewed the performance of the Board of Directors and its committees and the performance of their fellow directors by completing confidential evaluation forms that are returned to Mr. Amos as the Chairman of the Nominating and Governance Committee. At a subsequent meeting of the Board, Mr. Amos leads a discussion with the full Board of any issues and suggestions for improvement identified in his review of these evaluation forms.

Related Party Transactions

The Board of Directors has adopted a written policy requiring certain transactions with related parties to be approved in advance by the Audit Committee. A related party includes any director or executive officer, or an immediate family member of any director or executive officer, for purposes of this policy. The transactions subject to review include any transaction, arrangement or relationship (or any series of similar transactions, arrangements and relationships) in which (i) we or one of our subsidiaries will be a participant, (ii) the aggregate amount involved exceeds $100,000 and (iii) a related party will have a direct or indirect interest. The Audit Committee will consider the benefits to us of the proposed transaction, the potential effect of the proposed transaction on the director’s independence (if the related party is a director), and the terms of the proposed transaction and whether those terms are comparable to the terms available to an unrelated third party or to employees generally in reviewing the proposed transaction with related parties.

Sanders Morris Harris Inc. (SMH) was one of the underwriters for our initial public offering in 2014 and received an underwriters’ commission of $273,000 from us in 2014 as consideration for its services related to the initial public offering. Bret Sanders, who was appointed to our Board of Directors in April 2015, is the son of Don Sanders, the founder and chairman of SMH. While Don Sanders was not a related party at time of the initial public offering, he is considered to be one now by virtue of Bret Sanders’s appointment to the Board of Directors. Don Sanders shared in the profits of SMH generated by the underwriters’ commission to the extent of his ownership interest in SMH.

Johnson and Colmar, a law firm, provided general legal representation and legal representation in connection with our initial public offering in 2014 and our follow-on public offering in 2015. For these legal services, we were billed $292,995 in 2014 and $572,665 in 2015. Craig Colmar, one of our directors, is a partner in Johnson and Colmar and shared in the profits of Johnson and Colmar generated by these legal fees to the extent of his interest in Johnson and Colmar. Johnson and Colmar continues to provide legal services to us, and we anticipate that legal fees will exceed $200,000 in 2016.

Communications with the Board

Stockholders who would like to communicate with the Board may do so by writing to the Board of Directors, The Joint Corp. 16767 N. Perimeter Drive, Suite 240, Scottsdale, Arizona 85260. Our Investor Relations department will process all communications received. Communications relating to matters within the scope of the Board’s responsibilities will be forwarded to the Chairman of the Board and at his direction to the other directors, and communications relating to ordinary day-to-day business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer or executive. Communications addressed to a particular committee of the Board will be forwarded to the chair of that committee and at his direction to the other members of the committee.

Risk Oversight

Our Audit Committee is responsible for overseeing our risk management process. The Audit Committee focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Audit Committee reports any significant issues to the Board of Directors as part of the Board’s general oversight responsibility.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Leadership Structure of the Board of Directors

Chairman of the Board

We presently do not have a director serving in the office of Chairman of the Board. While our bylaws and corporate governance guidelines do not require the positions of Chairman and Chief Executive Officer to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance. In the event we do elect a Chairman, we intend to adhere to the principle that the position of Chairman of the Board should be separate from the position of Chief Executive Officer.

Lead Director

In March 2016 our Board appointed Richard Kerley as our Lead Director. The Lead Director is responsible for coordinating the scheduling and agenda of Board meetings and the preparation and distribution of agenda materials. The Lead Director presides at Board meetings and oversees the scope, quality and timeliness of the flow of information from our management to the Board and serves as an independent point of contact for stockholders wishing to communicate with the Board.

AUDIT COMMITTEE REPORT

Under the Audit Committee’s charter, the Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the qualifications and experience of Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with applicable legal and regulatory requirements. The Committee’s charter is available on the Company’s website, www.the joint.com. The members of the Committee who served during 2015 were Ronald DaVella (Chairman), William Fields, Richard Kerley and Bret Sanders, all of whom are independent under the applicable listing standards of the NASDAQ Capital Market. John Richards served on the Committee until his resignation in October 2015 in order to comply with NASDAQ’s requirements of a fully independent audit committee before the first anniversary of our initial public offering.

In regard to our role, we note that it is the responsibility of the Company’s management to prepare financial statements in accordance with accounting principles generally accepted in the United States, and that it is the responsibility of the Company’s independent registered public accounting firm to audit those financial statements. The Committee’s responsibility is one of oversight, and we do not provide expert or other special assurance regarding the Company’s financial statements or the quality of the audits performed by the Company’s independent public accountants.

In carrying out our oversight responsibility, we review and discuss with both management and EKS&H LLLP, the Company’s independent registered public accounting firm, all quarterly and annual financial statements prior to their issuance. We reviewed and discussed with both management and EKS&H LLLP the quarterly and annual financial statements for the fiscal year ended December 31, 2015. Our reviews and discussions with EKS&H LLLP included executive sessions without the presence of the Company’s management. They also included discussions of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements. We also discussed with EKS&H LLLP matters relating to their independence, including a review of their audit and non-audit fees and the letter and written disclosures that the Committee received from EKS&H LLLP pursuant to Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence.

In addition, we continued to monitor the scope and adequacy of the Company’s internal controls, including staffing levels and requirements, the proper segregation of duties, and procedures to reconcile and review accounts in a timely fashion, and we reviewed programs and initiatives to strengthen the effectiveness of the Company’s internal controls and steps taken to implement recommended improvements.

On the basis of these reviews and discussions, we recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2015 for filing with the U.S. Securities and Exchange Commission.

Audit Committee

Ronald V. DaVella, Chairman
William Fields
Richard Kerley
Bret Sanders

Executive Officers

The following table provides information about our executive officers.

Executive Officer	Position with the Company	Age
John B. Richards	Chief Executive Officer	67
David Orwasher	Chief Development and Strategy Officer	59
Francis T. Joyce	Chief Financial Officer and Treasurer	62

John B. Richards, our Chief Executive Officer, is listed as a nominee for director. Please see “Nominees for Director” on page 7.

David Orwasher was our President and Chief Operating Officer between January 2014 and September 2015, when his duties were reassigned to our Chief Executive Officer and Mr. Orwasher assumed the role of Chief Development and Strategy Officer. Mr. Orwasher has demonstrated significant expertise in growing companies through the leadership positions he has held in the retail and service industries. From 1995 to 2000, he was employed by Starbucks Coffee Company in various positions including Vice President of Development and Asset Management for the eastern United States. From 2001 to 2003, he served as Chief Development Officer for Cosi, Inc., a multi-unit casual restaurant operator he helped take public. From 2003 to 2007, Mr. Orwasher was President-retail for Dale and Thomas Popcorn, a division of Popcorn Indiana. From 2007 to 2010, Mr. Orwasher was a partner in a real estate development company which specialized in strip center and lifestyle center development. He also served as Executive Vice President of Medifast, Inc., an operator of multi-unit weight control centers from 2010 to 2012. From 2012 until he joined the company, Mr. Orwasher served as a Strategy Consultant to various companies in the retail, service and retail franchising industries. Mr. Orwasher received his B.A. from Vassar College and earned his J.D. from Pace University School of Law. He is admitted to practice in New York and Connecticut.

Francis T. Joyce has been Chief Financial Officer and Treasurer since December 2014. Mr. Joyce most recently was the chief financial officer of Mistras Group, Inc., a New York Stock Exchange company and a leading global provider of technology-enabled asset protection solutions used to evaluate the structural integrity and reliability of critical energy, industrial and public infrastructure. He served in this position from 2010 until September, 2013. Prior to Mistras Group, he served as chief financial officer from 2006 until 2009 for Macquarie Infrastructure Company LLC, a New York Stock Exchange infrastructure operation and investment company that provides services in the general aviation, bulk liquid storage, gas utility, district cooling and airport parking industries. Mr. Joyce also served as chief financial officer of IMAX Corporation, a New York Stock Exchange company, from 2001 until 2006, and from 1998 to 2001, he served as chief financial officer and treasurer of theglobe.com. Mr. Joyce is a CPA and started his career in public accounting at KPMG in New York. He received a B.S. in Accounting from the University of Scranton and an M.B.A. from Fordham University Graduate School of Business.

Our executive officers are appointed by our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during our fiscal years ended December 31, 2015 and 2014 to our Chief Executive Officer, our Chief Operating Officer, our Chief Financial Officer and out Chief Marketing Officer:

Name	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
John B. Richards(1) Chief Executive Officer	2015	400,002	212,550	—	—	—	—	—	612,552
	2014	190,772	100,000	480,600	—	—	—	40,625	811,997
David Orwasher(2) Chief Development & Strategy Officer	2015	325,500	175,434	—	—	—	—	18,492	519,426
	2014	310,000	107,325	200,250	94,034	—	—	—	711,609
Francis T. Joyce(3) Chief Financial Officer	2015	245,000	104,150	—	—	—	—	—	349,150
	2014	3,769	—	589,000	—	—	—	—	592,769
Catherine B. Hall(4) Former Chief Marketing Officer	2015	210,039	4,240	—	—	—	—	—	214,279
	2014	127,500	40,687	—	68,281	—	—	—	236,468

(1)	Mr. Richards has served as our Chief Executive Officer since July 2014. Prior to July 2014, Mr. Richards received consulting fees which are reflected as other compensation in the above table.
(2)	Mr. Orwasher was our President and Chief Operating Officer between January 2014 and September 2015, when his duties were reassigned to our Chief Executive Officer and Mr. Orwasher assumed the role of Chief Development and Strategy Officer.
(3)	Mr. Joyce has served as our Chief Financial Officer since December 2014.
(4)	Ms. Hall served as our Chief Marketing Officer from April 2014 until her resignation in February 2016.

Employment Agreements and Change in Control Arrangements

Mr. Richards’ employment agreement provides that, in addition to his base salary, he may earn incentive compensation of up to 50% of his base salary based on his achievement of performance objectives agreed to with our Board of Directors. In connection with his employment, Mr. Richards received a restricted stock award of 400,500 shares. Our Board of Directors determined the fair market value of a share of our common stock on the date of the restricted stock award to Mr. Richards was $1.20 per share. 66,750 shares of Mr. Richards’ restricted stock award vest over a 48-month period in consecutive monthly installments beginning on the date of grant. 333,750 shares of Mr. Richards’ restricted stock award began to vest upon the completion of our IPO: 50% of the shares vest in equal monthly installments over the 12-month period which began on the completion of our IPO; 30% of the shares vest in equal monthly installments over the 12-month period beginning on the first anniversary of the completion of our IPO; and 20% of the shares will vest in equal monthly installments over the 12-month period beginning on the second anniversary of the conclusion of our IPO.

Mr. Richards’ restricted stock agreement provides that that if his employment is terminated following a change in control for any reason other than his death, his permanent disability or “cause” (as that term is defined in the restricted stock agreement), all of his unvested shares will vest following the termination of his employment. If we participate in a “business combination” (as that term is defined in the restricted stock agreement) in which the aggregate consideration received by us or our stockholders exceeds $30 million, then that number of Mr. Richards’ 400,500 restricted shares will vest such that the percentage of vested shares will equal the same percentage as the amount of consideration received by us or our stockholders in the business combination in excess of $30 million bears to $120 million.

Mr. Richards’ employment agreement also provides that if his employment is terminated following a change in control for any reason other than his death, his permanent disability or “cause” (as that term is defined in the employment agreement), he will receive his base salary for a period of nine months following the date that his employment terminates.

Mr. Orwasher’s employment agreement provides that, in addition to his base salary, he may earn incentive compensation of up to 50% of his base salary based on his achievement of performance objectives agreed to with our Board of Directors. In connection with his employment, Mr. Orwasher received incentive stock options for 166,875 shares at an exercise price of $1.20 per share and a restricted stock award of 166,875 shares of our common stock. Our Board of Directors determined that the fair market value of a share of our common stock on the date of the stock option grant and restricted stock award to Mr. Orwasher was $1.20 per share. 66,750 shares of Mr. Orwasher’s stock options and 66,750 shares of his restricted stock award vest over a 48 month period in consecutive monthly installments beginning on the date of grant. 100,125 shares of Mr. Orwasher’s stock options and 100,125 shares of his restricted stock award began to vest upon the completion of our initial public offering: 50% of the shares vest in equal monthly installments over the 12-month period which began on the completion of the offering; 30% of the shares vest in equal monthly installments over the 12-month period beginning on the first anniversary of the completion of the initial public offering; and 20% of the shares will vest in equal monthly installments over the 12-month period beginning on the second anniversary of the conclusion of the initial public offering.

Mr. Orwasher’s employment agreement provides that if his employment is terminated following a change in control for any reason other than his death, his permanent disability or “cause” (as that term is defined in the employment agreement), he will receive his base salary for a period of nine months following the date that his employment terminates and all of his unvested stock options and shares of restricted stock will immediately vest and, in the case of his stock options, remain exercisable for a period of 90 days following the date that his employment terminates. If we participate in a “business combination” (as that term is defined in the employment agreement) in which the aggregate consideration received by us or our stockholders exceeds $30 million, then that number of Mr. Orwasher’s 166,875 stock options and 166,875 restricted shares will vest such that the percentage of vested options and shares will equal the same percentage as the amount of consideration received by us or our stockholders in the business combination in excess of $30 million bears to $120 million.

Mr. Joyce is serving as at-will employee. He receives a base annual salary of $245,000 and a yearly bonus of up to 40% of his then existing base salary if certain Company-wide and individual performance targets are met. In connection with accepting his position with the Company, Mr. Joyce was awarded 95,000 shares of restricted stock, which vest in equal monthly installments over a 48-month period. He is also eligible to participate in awards of restricted stock and stock options to the same extent as other senior executives of the Company. In addition, Mr. Joyce received relocation expenses in an amount not to exceed $12,500 and commuting expenses to cover his commute from New Jersey to Arizona for a period of time not to exceed three months. Mr. Joyce is entitled to certain severance benefits if he is terminated without cause after one year or in the event of a change of control.

Under the severance agreement entered into in connection with Ms. Hall’s resignation in February 2016, we paid Ms. Hall’s salary through April 15, 2016 and the cost of health care continuation coverage for her and her family through April 30, 2016. Upon her resignation, Ms. Hall had 31,150 vested incentive stock options exercisable at a price per share of $2.02, which our Board of Directors determined was the fair market value of a share of our common stock on the date of the option grant. These options will expire in May 2016 if not exercised. Ms. Hall’s unvested options lapsed upon her resignation.

Outstanding Equity Awards at 2015 Year-End

The following table provides a summary of equity awards outstanding at December 31, 2015, for each of our named executive officers.

	Option Awards(1)					Stock Awards(2)
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares of stock that have not vested		Market value of shares that have not vested
John B. Richards	—		—	—	—	183,575	(4)	1,095,943
David Orwasher	88,427	(3)	78,448	$1.20	1/1/2024	78,448	(5)	468,335
Francis T. Joyce	—		—	—	—	69,265	(6)	413,512
Catherine B. Hall	26,700	(7)	44,500	$2.02	5/15/2024	—		—

(1)	Outstanding stock options at December 31, 2015 become exercisable in accordance with the vesting schedule below. Each option award expires on the ten year anniversary of the grant date.
(2)	Restricted stock awards at December 31, 2015 become exercisable in accordance with the vesting schedule below.
(3)	Options were granted on January 1, 2014 and vest as follows: (i) 66,750 vest beginning on January 14, 2014 in 48 monthly installments of 1,390 shares each for the first 36 monthly installments and 1,392 shares each for the last 12 monthly installments; and (ii) 100,125 vest beginning on November 14, 2014. Of the options vesting beginning on November 14, 2014, (i) 50,063 shares vest in 12 monthly installments of 4,172 shares each for the first 9 months and 4,171 shares each for the last 3 months then, (ii) beginning on November 14, 2015, 30,038 shares will vest in 12 monthly installments of 2,504 shares each for the first 3 months and 2,503 shares each for the last 9 months, then (iii) beginning on November 14, 2016, 20,025 shares will vest in 12 monthly installments of 1,670 shares each for the first 6 months and 1,668 shares each for the last 6 months.
(4)	Restricted stock awards were granted on January 1, 2014 and vest as follows: (i) 66,750 vest beginning on January 14, 2014 in 48 monthly installments of 1,390 shares each for the first 36 monthly installments and 1,392 shares each for the last 12 monthly installments; and (ii) 333,750 vest beginning on November 14, 2014. Of the options vesting beginning November 14, 2014, (i) 166,875 shares vest in 12 monthly installments of 13,907 shares each for the first 6 months and 13,905 shares each for the last 6 months, then (ii) beginning November 14, 2015, 100,125 shares will vest in 12 monthly installments of 8,345 shares each for the first 6 months and 8,343 shares each for the last 6 months, then (iii) beginning on November 13, 2016, 66,750 shares will vest in 12 monthly installments of 5,563 shares each.
(5)	Restricted stock awards were granted on January 1, 2014 and vest as follows: (i) 66,750 vest beginning on January 14, 2014 in 48 monthly installments of 1,390 shares each for the first 36 monthly installments and 1,392 shares each for the last 12 monthly installments; and (ii) 100,125 vest beginning on November 14, 2014. Of the options vesting beginning on November 14, 2014, (i) 50,063 shares vest in 12 monthly installments of 4,172 shares each for the first 9 months and 4,171 shares each for the last 3 months then, (ii) beginning on November 14, 2015, 30,038 shares will vest in 12 monthly installments of 2,504 shares each for the first 3 months and 2,503 shares each for the last 9 months, then (iii) beginning on November 14, 2016, 20,025 shares will vest in 12 monthly installments of 1,670 shares each for the first 6 months and 1,668 shares each for the last 6 months.
(6)	Restricted stock awards were granted on December 16, 2014 with 95,000 shares vesting beginning on December 16, 2014 in 48 equal monthly installments of 1,979 shares.
(7)	Options to acquire 71,200 shares were granted on May 15, 2014 and vest in sixteen equal installments on the last day of each calendar quarter beginning with the quarter ended September 30, 2014.

Equity Compensation Plan Information

We maintain two equity compensation plans, the 2014 Incentive Stock Plan (the “2014 Plan”) and the 2012 Stock Plan (the “2012 Plan”). The 2014 Plan replaced the 2012 Plan, but the 2012 plan remains in effect for the administration of awards made prior to its replacement by the 2014 Plan. The following table summarizes information about our equity compensation plans as of December 31, 2015. All outstanding awards relate to our common stock.

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders			764,880
Stock options	477,459	$4.30
Restricted stock	670,375	n/a
Total	1,147,834		764,880

Item 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTING FIRM

We have appointed EKS&H LLLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. EKS&H LLLP has served as our independent registered public accounting firm since January 2014, in preparation for our initial public offering. Representatives of EKS&H LLLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

The aggregate fees billed by EKS&H LLLP for professional services rendered in connection with the audit of our annual financial statements, and assistance with and review of certain documents and letters filed with the SEC during the fiscal years ended December 31, 2015 and 2014 were $275,393 and $293,223, respectively. Audit fees incurred during 2015 include fees of $83,700 related to services performed in connection with our follow-on public offering, including comfort letters, consents, and review of documents filed with the SEC. Audit fees incurred during 2014 include fees of $184,920 related to services performed in connection with our IPO, including comfort letters, consents, and review of documents filed with the SEC.

Audit-Related Fees

The aggregate fees billed by EKS&H LLLP for audit-related services during the fiscal year ended December 31, 2015 were approximately $78,000 and $40,000, respectively and relate to audits performed acquisition of 26 franchised units from December 31, 2014 to December 31, 2015.

Tax Fees

The aggregate fees billed by EKS&H LLLP for tax compliance, tax advice and tax planning services provided to us during the fiscal years ended December 31, 2015 and 2014 were approximately $5,000 and $10,000, respectively.

All Other Fees

EKS&H LLLP did not provide any other services to us during the fiscal year ended December 31, 2015 or December 31, 2014.

In accordance with policies adopted by the Audit Committee of our Board of Directors, all audit and non-audit related services to be performed for us by our independent public accountants must be approved in advance by the Committee.

Ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm will require the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If our stockholders do not ratify the appointment of EKS&H LLLP, our Board of Directors may reconsider their appointment.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

ANNUAL REPORT

We will provide a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2015 without charge to each stockholder as of the record date who sends a written request to Investor Relations, The Joint Corp., 16767 N. Perimeter Drive, Suite 240, Scottsdale, Arizona 85260. Copies of this proxy statement and our Form 10-K as filed with the Securities and Exchange Commission are available in pdf format on our website, www.thejoint.com. Copies of this proxy statement and our Form 10-K also may be accessed directly from the SEC’s website, www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are The Joint Corp. stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to The Joint Corp., Attention: Investor Relations, 16767 N. Perimeter Drive, Suite 240, Scottsdale, AZ, 85260, and one will be promptly provided. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

As of the date of this proxy statement, management is unaware of any matter for action by stockholders at the meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at our 2017 Annual Meeting of Stockholders, and to have the proposal included in our proxy statement for the meeting, must submit the proposal to us by December 15, 2016. In accordance with our bylaws, any stockholder who wishes to present a proposal from the floor for consideration at our 2017 Annual Meeting of Stockholders must submit the proposal to us no earlier than January 4, 2017 and no later than February 3, 2017.

Stockholder proposals for inclusion in our proxy statement must comply with the rules of the Securities and Exchange Commission in order to be included. Stockholder proposals should be sent to Investor Relations, The Joint Corp., 16767 N. Perimeter Drive, Suite 240, Scottsdale, Arizona 85260.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors and executive officers and persons beneficially owning more than 10% of our outstanding common stock to file periodic reports of stock ownership and stock transactions with the Securities and Exchange Commission. On the basis of a review of copies of these reports, except as set forth below, we believe that all filing requirements for 2015 were satisfied in a timely manner.

Name of Filer and Affiliation	Late Reports (Transactions)
John B. Richards, Director and CEO	1 Form 4 (1 transaction)
John Leonesio, Former Director	1 Form 4 (1 transaction)
Dr. Fred Gerretzen, Former 10% Stockholder	34 Forms 4 (1 transaction each)*

*	Dr. Gerretzen’s lateness in reporting was due to his mistaken belief that he was not obligated to file Section 16(a) reports. Upon learning that Section 16(a) reporting by 10% stockholders is required, he reported all 34 transactions on a Form 5.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

THE JOINT CORP.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 and 2 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors

(01) John B. Richards
(02) Richard A. Kerley
(03) James Amos
(04) Craig P. Colmar
(05) Steven P. Colmar
(06) Ronald V. DaVella
(07) William R. Fields
(08) Bret Sanders

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature__________________________________ **Signature**__________________________________ **Date**____________**, 2016.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 4, 2016.

The Proxy Statement and our 2015 Annual Report to Stockholders are available at http://www.cstproxy.com/thejoint/2016

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE JOINT CORP.

The undersigned appoints John B. Richards and Francis T. Joyce, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of The Joint Corp. held of record by the undersigned at the close of business on April 1, 2016 at the Annual Meeting of Stockholders of The Joint Corp. to be held on May 4, 2016, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHTNOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)